Exhibit E-3

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Annual Report to the Securities and Exchange Commission on Form U5S of Energy East Corporation for the year ended December 31, 2002, filed pursuant to the Public Utility Holding Company Act of 1935, of our report dated January 31, 2003 relating to the financial statements and financial statement schedule, which appears in New York State Electric & Gas Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.

Pricewaterhouse Coopers LLP
New York, New York
April 23, 2003